Exhibit 23.7

Consent of Independent Auditor

We hereby consent to the use in the Registration Statement to Form S-8 pertaining to the 2024 Long-Term Incentive Plan of Proficient Auto Logistics, Inc. of our report dated February 29, 2024, relating to the financial statements of Sierra Mountain Group, Inc. and Affiliate, which is contained in Amendment No. 3 to the Registration Statement on Form S-1 (333-278629) and the related Prospectus of Proficient Auto Logistics, Inc. filed with the Securities and Exchange Commission.

/s/ Campbell Taylor Washburn

An Accountancy Corporation

Roseville, California

May 10, 2024